                                  EXHIBIT 99.1

                                                       CONTACT:  Robert K. Hynes
                                                                 Monica  Burrows
                                                                  (212) 355-5200

                                                  RELEASE DATE:  August 13, 2002

FOR IMMEDIATE RELEASE

                        WHX ANNOUNCES REVERSE STOCK SPLIT

New York - August 13, 2002 - WHX  Corporation  (NYSE:  WHX) announced today that its Board of Directors  approved a 1-for-3 reverse split of the Company's common stock,  effective as of August 22,  2002,  as part of the  Company's  efforts to maintain  its listing on the New York Stock  Exchange  ("NYSE").  The  Company's
stockholders  had  previously  approved the reverse stock split at the Company's
Annual Meeting of Stockholders held on June 18, 2002. It is anticipated that the
Company's  common stock will begin trading on the NYSE on a  post-reverse  stock split  basis at the  opening of trading  on August  23,  2002 under its  current symbol "WHX."

                Fractional shares of stock will not be issued as a result of the reverse split.  Stockholders  who would otherwise  receive a fractional share of common  stock will be entitled  to receive  cash in lieu of  fractional  shares.
Stockholders  will  receive   instructions  by  mail  regarding  the  method  of
exchanging  the old stock  certificates  for new stock  certificates.  EquiServe
Trust Company, N.A. is the Company's transfer agent and will act as the exchange agent for the purpose of  implementing  the  exchange of stock  certificates  in connection  with the reverse stock split.  EquiServe may be reached by telephone at EquiServe Shareholder Services (800-733-5001).  Immediately after the reverse split, the Company estimates that it will have  approximately 5.4 million common shares issued and outstanding.

Forward-Looking Statements

                This press release contains certain  forward-looking  statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section  21E of the  Securities  Exchange  Act of 1934,  as  amended,  which are intended  to be covered  by the safe  harbors  created  thereby.  Investors  are cautioned that all  forward-looking  statements  involve risks and  uncertainty.
Although  WHX  believes  that the  assumptions  underlying  the  forward-looking statements  contained  herein are reasonable,  any of the  assumptions  could be inaccurate,  and therefore,  there can be no assurance that the  forward-looking statements included in this press release will prove to be accurate. In light of
the  significant  uncertainties  inherent  in  the  forward-looking   statements
included herein,  the inclusion of such information  should not be regarded as a representation  by WHX or any other person that the  objectives and plans of WHX will be achieved.